As filed with the Securities and Exchange Commission on June 20, 2016

Registration No. 333-201258

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-201258

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Speed Commerce, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-1704319
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1303 E. Arapaho Road, Suite 200, Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

Speed Commerce, Inc. Stock Option and Incentive Plan

(Full title of the plan)

Dalton Edgecomb

President and Chief Executive Officer

Speed Commerce, Inc.

1303 E. Arapaho Road, Suite 200

Richardson, Texas 75081

(Name and address of agent for service)

(866) 377-3331

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

DEREGISTRATION OF SECURITIES

On December 24, 2014, the Company filed a Registration Statement on Form S-8 (333-201258) (the “Form S-8”) registering 6,000,000 shares of the Company’s Common Stock, no par value per share (“Shares”), to be issued to participants under the Speed Commerce, Inc. Stock Option and Incentive Plan (the “Plan”). The Company is no longer issuing securities under the Plan. This Post-Effective Amendment to the Form S-8 is being filed in order to deregister all Shares that were registered under the Form S-8 and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendment to the Forms S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on June 20, 2016.

SPEED COMMERCE, INC.

By:	/s/ Dalton Edgecomb
Dalton Edgecomb
Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Dalton Edgecomb and Ryan F. Urness and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Forms S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Dalton Edgecomb	Interim Chief Executive Officer and Director	June 20, 2016
Dalton Edgecomb	(principal executive officer)

/s/ Bruce Meier	Interim Chief Financial Officer	June 20, 2016
Bruce Meier	(principal financial and accounting officer)

/s/ Timothy R. Gentz	Chairman of the Board	June 20, 2016
Timothy R. Gentz

/s/ Rebecca Lynn Atchison	Director	June 20, 2016
Rebecca Lynn Atchison

/s/ Stephen F. Duchelle	Director	June 20, 2016
Stephen F. Duchelle

/s/ Frederick C. Green IV	Director	June 20, 2016
Frederick C. Green IV

/s/ Scott A. Guilfoyle	Director	June 20, 2016
Scott A. Guilfoyle

/s/ Bradley J. Shisler	Director	June 20, 2016
Bradley J. Shisler